As filed with the Securities and Exchange Commission on December 29, 2010

Registration No. 333-117270

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MONROE BANCORP
(Exact name of Registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)

35-1594017
(I.R.S. employer identification number)

210 East Kirkwood Avenue
Bloomington, Indiana 47408
(812) 336-0201
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark D. Bradford
President and Chief Executive Officer
Monroe Bancorp
210 East Kirkwood Avenue
Bloomington, Indiana 47408
(812) 336-0201
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Claudia V. Swhier, Esq.
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Telephone: (317) 231-7331
Facsimile: (317) 231-7433

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ❒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ❒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	❒	Accelerated filer	❒
Non-accelerated filer	❒	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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Deregistration of Securities

Monroe Bancorp (the “Company”) files this post-effective amendment to the Registration Statement on Form S-3 (File No. 333-117270) to deregister securities that we registered under such registration statement but were not sold thereunder. The Registration Statement registered 300,000 shares of the Company’s common stock, no par value per shares, for sale by the Company pursuant to its Dividend Reinvestment and Common Stock Purchase Plan. All remaining unsold shares of common stock are hereby deregistered.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Indiana, on December 29, 2010.

MONROE BANCORP

By:	/s/ Mark D. Bradford
Mark D. Bradford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)		DATE
)
/s/ Mark D. Bradford		)
Mark D. Bradford	President, Chief Executive Officer	)
	(Principal Executive Officer) and	)
	Director	)
/s/ Gordon M. Dyott		)
Gordon M. Dyott	Executive Vice President, Chief	)
	Financial Officer (Principal Financial	)
Officer))
/s/ David T. Meier		)
David T. Meier	Vice President, Director of Finance	)
(Principal Accounting Officer))
)
/s/ Charles R. Royal, Jr.		)
Charles R. Royal, Jr.	Director, Chairman	)
)
/s/ James D. Bremner		)
James D. Bremner	Director	)	December 29, 2010
)
/s/ Bradford J. Bomba, Jr. M.D.		)
Bradford J. Bomba, Jr. M.D.	Director	)
)
/s/ Steven R. Crider		)
Steven R. Crider	Director	)
)
)
James G. Burkhart	Director	)
)
/s/ Joyce Claflin Harrell		)
Joyce Claflin Harrell	Director	)
)
/s/ Paul W. Mobley		)
Paul W. Mobley	Director	)

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